Exhibit 99.1

Keysight Technologies Reports First Quarter 2018 Results

SANTA ROSA, Calif., March 1, 2018 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the first fiscal quarter of 2018 ended Jan. 31, 2018.

“We delivered another outstanding quarter with both revenue and earnings exceeding our guidance. Our better than expected results were driven by continued strong order growth across our markets and our ability to recover from the Northern California wildfires faster than we had planned," said Ron Nersesian, Keysight president and CEO.

"Order growth accelerated to 39 percent overall and 16 percent on a core basis driven by strength in our key focus areas including 5G, automotive & energy and aerospace and defense. Our transformation strategy is delivering results, and we are pleased with our performance and growing leadership position in the market.” Nersesian added.

First Quarter Financial Summary

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GAAP revenue grew 15 percent to reach $837 million, when compared with $726 million last year. Non-GAAP revenue, which excludes the impact of fair value adjustment to acquisition-related deferred revenue balances, grew 18 percent to reach $856 million. Non-GAAP core revenue decreased 2 percent, reflecting the disruption in production from the Northern California wildfires.

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GAAP net income was $94 million, or $0.50 per share, compared with $109 million, or $0.63 per share in the first quarter of 2017. Non-GAAP net income was $97 million, or $0.51 per share using 189 million weighted average shares, compared with $98 million, or $0.57 per share using 173 million weighted average shares in the first quarter of 2017.

•	As of Jan. 31, 2018, cash and cash equivalents totaled $980 million.

Reporting Segments

•	Communications Solutions Group (CSG)
CSG revenue was $420 million in the first quarter, compared to $434 million in the prior year first quarter. CSG revenue was most impacted by the disruption in production due to the Northern California wildfires; however, order growth for this segment was strong across both of its end-markets, resulting in growing backlog.

•	Electronic Industrial Solutions Group (EISG)
EISG revenue grew 6 percent to $203 million in the first quarter, compared to $192 million in the first quarter of 2017. Growth was led by automotive & energy and semiconductor measurement solutions, offset by a slight decline in general electronics measurement.

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•	Ixia Solutions Group (ISG)
ISG revenue was $127 million in the first quarter. ISG saw increased shipments for its high-speed Ethernet 400G test solutions and overall, support renewals reached a new record.

•	Services Solutions Group (SSG)
SSG revenue grew 6 percent to $106 million in the first quarter, compared to $100 million in the first quarter of 2017. Revenue growth for SSG was driven by an increase in sales for remarketed solutions and calibration and overall regional strength in the Americas and Asia Pacific.

Outlook

Keysight provides guidance based on current market conditions and expectations and is raising its guidance for the first half of 2018.

Keysight’s first half of 2018 GAAP revenue is expected to be in the range of $1,777 million to $1,807 million and non-GAAP revenue for the first half of 2018 is expected to be in the range of $1,805 million to $1,835 million. The midpoint of this first half 2018 guidance implies second quarter 2018 GAAP revenue of $955 million and non-GAAP revenue of $964 million.

Non-GAAP earnings per share for the first half of 2018 are expected to be in the range of $1.27 to $1.37 and, at the midpoint, imply second-quarter non-GAAP earnings per share of approximately $0.81. Given the new U.S. tax law under the Tax Cuts and Jobs Act, Keysight estimates that its annual non-GAAP tax rate will decrease by 200 basis points to 15 percent. Non-GAAP earnings per share as projected for the first half and second quarter of fiscal year 2018 and the estimated annual non-GAAP tax rate exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Non-GAAP Measures” below.

Webcast

Keysight’s management will present more details about its first quarter FY2018 financial results and its second quarter FY2018 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q1 2018 Keysight Technologies Inc. Earnings Conference Call” to participate or dial +1 866-393-4306 (U.S. only) or +1 734-385-2616 (International). The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, March 1 through March 8 by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the U.S.) and entering pass code 2165159.

Forward-Looking Statements

This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions of Keysight’s management and on currently available information.

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Due to such uncertainties and risks, no assurances can be given that such expectations or assumptions will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement. The forward-looking statements contained herein include, but are not limited to, information and future guidance on the company’s goals, priorities, revenues, demand, financial condition, earnings, the continued strengths and expected growth of the markets the company sells into, operations, operating earnings, and tax rates that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration or restructuring activities. The words “estimate,” “expect,” “intend,” “will,” “should,” “forecast,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements.

In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended Oct. 31, 2017.

Segment Data

Segment data reflects the results of our reportable segments under our management reporting system. Segment revenue and income from operations are consistent with the respective non-GAAP measures as explained below and in the attached supplemental schedules. Segment data are provided on page 6 of the attached tables.

Use of Non-GAAP Financial Measures

In addition to financial information prepared in accordance with U.S. GAAP (“GAAP”), this document also contains certain non-GAAP financial measures based on management’s view of performance, including:

•	Non-GAAP Core Revenue

•	Non-GAAP Revenue

•	Non-GAAP Net Income

•	Non-GAAP Diluted EPS

See the attached supplemental schedules for reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure for the three months ended January 31, 2018 and for projected non-GAAP revenue amounts for the first half 2018 and three months ended April 30, 2018. Following the reconciliations is a discussion of the items adjusted from our non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results.

About Keysight Technologies

Keysight Technologies, Inc. (NYSE: KEYS) is a leading technology company that helps enterprises, service providers, and governments accelerate innovation to connect and secure the world. Keysight's solutions optimize networks and bring electronic products to market faster and at a lower cost with offerings from design simulation, to prototype validation, to

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manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets. Keysight generated revenues of $3.2B in fiscal year 2017. In April 2017, Keysight acquired Ixia, a leader in network test, visibility, and security. More information is available at www.keysight.com.

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Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, Google+, LinkedIn, Twitter and YouTube.

EDITORIAL CONTACT:
Denise Idone
+ 1 631-849-3500
denise.idone@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707-577-6916
jason.kary@keysight.com
Source: IR-KEYS

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	January 31,		Percent
	2018	2017	Inc/(Dec)

Orders	$964	$695	39%

Net revenue	$837	$726	15%

Costs and expenses:
Cost of products and services	410	322	27%
Research and development	146	108	35%
Selling, general and administrative	289	213	36%
Other operating expense (income), net	(3)	(79)	(96)%
Total costs and expenses	842	564	49%

Income (loss) from operations	(5)	162	(103)%

Interest income	3	1	101%
Interest expense	(22)	(12)	87%
Other income (expense), net	1	1	— %

Income (loss) before taxes	(23)	152	(115)%

Provision (benefit) for income taxes	(117)	43	(371)%

Net income	$94	$109	(14)%

Net income per share:
Basic	$0.50	$0.64
Diluted	$0.50	$0.63

Weighted average shares used in computing net income per share:
Basic	187	171
Diluted	189	173

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	January 31,	October 31,
	2018	2017
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$980	$818
Accounts receivable, net	454	547
Inventory	609	588
Other current assets	232	224
Total current assets	2,275	2,177

Property, plant and equipment, net	539	530
Goodwill	1,894	1,882
Other intangible assets, net	807	855
Long-term investments	61	63
Long-term deferred tax assets	204	186
Other assets	270	240
Total assets	$6,050	$5,933

LIABILITIES AND EQUITY

Current liabilities:
Current portion of long-term debt	$20	$10
Accounts payable	229	211
Employee compensation and benefits	170	217
Deferred revenue	354	291
Income and other taxes payable	35	28
Other accrued liabilities	78	62
Total current liabilities	886	819

Long-term debt	2,028	2,038
Retirement and post-retirement benefits	315	309
Long-term deferred revenue	105	101
Other long-term liabilities	232	356
Total liabilities	3,566	3,623

Stockholders' Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value, 1 billion shares authorized; 190 million shares at January 31, 2018 and 188 million shares at October 31, 2017, issued	2	2
Treasury stock at cost; 2.3 million shares at January 31, 2018 and October 31, 2017 respectively	(62)	(62)
Additional paid-in-capital	1,815	1,786
Retained earnings	1,141	1,041
Accumulated other comprehensive loss	(412)	(457)
Total stockholders' equity	2,484	2,310
Total liabilities and equity	$6,050	$5,933

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY
	Three months ended
	January 31,
	2018	2017
Cash flows from operating activities:
Net income	$94	$109

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	78	32
Share-based compensation	19	18
Deferred tax expense (benefit)	(235)	40
Excess and obsolete inventory related charges	6	3
Gain on sale of land	—	(8)
Pension curtailment and settlement gains	—	(68)
Other non-cash expenses, net	2	—
Changes in assets and liabilities:
Accounts receivable	99	40
Inventory	(20)	(10)
Accounts payable	14	(12)
Employee compensation and benefits	(50)	(36)
Income taxes payable	115	(15)
Retirement and post-retirement benefits	(12)	(3)
Deferred revenue	61	15
Other assets and liabilities	—	10
Net cash provided by operating activities (a)	171	115

Cash flows from investing activities:
Purchases of property, plant and equipment	(24)	(16)
Acquisition of businesses and intangibles assets, net of cash acquired	(3)	—
Proceeds from sale of land	—	8
Net cash used in investing activities	(27)	(8)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	24	19
Payment of taxes on shares withheld on equity awards	(15)	(11)
Proceeds from credit facility	40	—
Repayment of credit facility	(40)	—
Net cash provided by financing activities	9	8
Effect of exchange rate movements	9	(2)
Net increase in cash and cash equivalents	162	113
Cash and cash equivalents at beginning of period	818	783
Cash and cash equivalents at end of period	$980	$896

(a) Cash payments included in operating activities:
Income tax payments, net	$(1)	$(17)
Interest payment on borrowings	$(2)	$—

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE EXCLUDING IMPACTS OF CURRENCY AND ACQUISITIONS
(In millions)
(Unaudited)
PRELIMINARY

	Q2'18 Guidance	H1'18 Guidance		Year-over-year compare
	Midpoint	Low end	High end	Q1'18	Q1'17	Percent Inc/(Dec)
GAAP Revenue	$955	$1,777	$1,807	$837	$726	15%
Amortization of acquisition-related balances	9	28	28	19	—
Non-GAAP Revenue	$964	$1,805	$1,835	$856	$726	18%
Less: Revenue from acquisition included in segment results				(135)	—
Currency impacts				(11)	—
Non-GAAP Core Revenue				$710	$726	(2)%

Please refer page 7 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months ended
	January 31,
	2018		2017
	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$94	$0.50	$109	$0.63
Non-GAAP adjustments:
Amortization of acquisition-related balances	89	0.47	10	0.06
Share-based compensation expense	19	0.10	18	0.10
Acquisition and integration costs	19	0.10	6	0.04
Separation and related costs	1	0.01	6	0.04
Pension curtailment and settlement gains	—	—	(68)	(0.39)
Northern California wildfire-related costs	7	0.04	—	—
Restructuring and related costs	2	0.01	2	0.01
Other	—	—	(8)	(0.05)
Adjustment for taxes (a)	(134)	(0.72)	23	0.13
Non-GAAP Net income	$97	$0.51	$98	$0.57

Weighted average shares outstanding - diluted	189		173

(a) For the three months ended January 31, 2018 and January 31, 2017, management uses a non-GAAP effective tax rate of 15% and 17% respectively. Historical amounts are reclassified to conform with current presentation.

Please refer Page 7 for discussion on our non-GAAP financial measures.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			YoY
	Q1'18	Q1'17	% Chg
Revenue	$420	$434	(3)%
Gross Margin, %	60.9%	60.5%
Income from Operations	$59	$72
Operating Margin, %	14%	17%

Electronic Industrial Solutions Group			YoY
	Q1'18	Q1'17	% Chg
Revenue	$203	$192	6%
Gross Margin, %	59.0%	59.9%
Income from Operations	$37	$42
Operating Margin, %	19%	22%

Ixia Solutions Group			YoY
	Q1'18	Q1'17	% Chg
Revenue	$127	$—	—
Gross Margin, %	75.6%	—
Income from Operations	$18	$—
Operating Margin, %	15%	—

Services Solutions Group			YoY
	Q1'18	Q1'17	% Chg
Revenue	$106	$100	6%
Gross Margin, %	40.3%	39.4%
Income from Operations	$17	$14
Operating Margin, %	16%	14%

Net revenue for our segment, Ixia Solutions Group excludes the impact of amortization of acquisition-related balances of $19 million for Q1'18. Segment revenue and income from operations are consistent with the respective non-GAAP measures as discussed on Page 7.

KEYSIGHT TECHNOLOGIES, INC.
Non-GAAP Financial Measures

Management uses both GAAP and non-GAAP financial measures to analyze and assess the overall performance of the business, to make operating decisions and to forecast and plan for future periods. We believe that our investors benefit from seeing our results “through the eyes of management” in addition to seeing our GAAP results. This information enhances investors’ understanding of the continuing performance of our business and facilitates comparison of performance to our historical and future periods.

Our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies, including industry peer companies, limiting the usefulness of these measures for comparative purposes.

These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The discussion below presents information about each of the non-GAAP financial measures and the company’s reasons for including or excluding certain categories of income or expenses from our non-GAAP results. In future periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, adjustments for these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Non-GAAP Revenue includes recognition of acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.

Non-GAAP Core Revenue is non-GAAP revenue (see Non-GAAP Revenue above) excluding the impact of foreign currency changes and revenue associated with businesses acquired within the last twelve months We exclude the impact of foreign currency changes as currency rates can fluctuate based on factors that are not within our control and can obscure revenue growth trends. As the nature, size and number of acquisitions can vary significantly from period to period and as compared to our peers, we exclude revenue associated with recently acquired businesses to facilitate comparisons of revenue growth and analysis of underlying business trends.

Non-GAAP Income from Operations, Non-GAAP Net Income and Non-GAAP Diluted EPS may include the following types of adjustments:

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Share-based Compensation Expense: We exclude share-based compensation expense from our non-GAAP financial measures because share-based compensation expense can vary significantly from period to period based on the company’s share price, as well as the timing, size and nature of equity awards granted. Management believes the exclusion of this expense facilitates the ability of investors to compare the company’s operating results with those of other companies, many of which also exclude share-based compensation expense in determining their non-GAAP financial measures.

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Acquisition-related Items: We exclude the impact of certain items recorded in connection with business combinations from our non-GAAP financial measures that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts and lack of predictability as to occurrence or timing. These amounts may include non-cash items such as the amortization of acquired intangible assets and amortization of items associated with fair value purchase accounting adjustments, including recognition of acquired deferred revenue (see Non-GAAP Revenue above). We also exclude transaction and certain other cash costs associated with business acquisitions that are not normal recurring operating expenses, including amortization of amounts paid to redeem acquires’ unvested stock-based compensation awards, and legal, accounting and due diligence costs. We exclude these charges to facilitate a more meaningful evaluation of our current operating performance and comparisons to our past operating performance.

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Separation and Related Costs: We exclude all incremental expenses incurred to effect the separation of Keysight from Agilent. We exclude expenses that would not have been incurred if we had no plan to spin-off including, among other things, branding, legal, accounting and advisory fees, costs to resize and optimize our infrastructure and other costs to separate and transition from Agilent. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

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Restructuring and Related Costs: We exclude incremental expenses associated with restructuring initiatives, usually aimed at material changes in the business or cost structure. Such costs may include employee separation costs, asset impairments, facility-related costs, contract termination fees, and costs to move operations from one location to another. These activities can vary significantly from period to period based on the timing, size and nature of restructuring plans; therefore, we do not consider such costs to be normal, recurring operating expenses. We believe that these costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to our operating performance in other periods.

•
Northern California wildfire related costs and Other Items: We exclude certain other significant income or expense items that may occur occasionally and are not normal, recurring, cash operating from our non-GAAP financial measures. Such items are evaluated on an individual basis based on both quantitative and qualitative factors and generally represent items that we would not anticipate occurring as part of our normal business on a regular basis. While not all-inclusive, examples of certain other significant items excluded from non-GAAP financial measures would be: costs related to unusual disaster like Northern California wildfires, significant realized gains or losses associated with our employee benefit plans, significant litigation-related loss contingency accruals and settlement fees or gains associated with other disputed matters.

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Estimated Tax Rate: We utilize a consistent methodology for long-term projected non-GAAP tax rate. When projecting this long-term rate, we exclude any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, we evaluate our current long-term projections, current tax structure and other factors, such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected non-GAAP earnings per share for the second quarter and the first half of fiscal 2018 to the GAAP equivalent.

Management recognizes these items can have a material impact on our cash flows and/or our net income. Our GAAP financial statements, including our Condensed Consolidated Statement of Cash Flows, portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded costs are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the Condensed Consolidated Statement of Operations prepared in accordance with GAAP. The non-GAAP measures focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.